EXHIBIT 99.1

DIRECTORS RESOLUTIONS

OF

AZAR INTERNATIONAL CORP.

 (the “Company”)

WHEREAS:

E. Hilario Lopez Vargas has consented to step down as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and as a Member of the Board of Directors of the Company.

F. Yang, Lixue has consented to act as the new President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Chairman of the Board of Directors of the Company.

BE IT RESOLVED THAT:

G. Hilario Lopez Vargas stepped down as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and as a Member of the Board of Directors of the Company.

H. Yang, Lixue has consented to act as the new President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Chairman of the Board of Directors of the Company.

Effective date: July 8, 2022

/s/ Hilario Lopez Vargas
Hilario Lopez Vargas

/s/ Yang, Lixue
Yang, Lixue